UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2018

Strategic Storage Trust IV, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  333-212639

Maryland	81-2847976
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.Entry into a Material Definitive Agreement.

On April 16, 2018, a subsidiary of Strategic Storage Trust IV, Inc. (the “Registrant”) entered into a purchase and sale agreement with an unaffiliated third party (the “Purchase Agreement”) for the acquisition of a self storage facility to be located in Escondido, California (the “Property”). The information in this Item 1.01 description is qualified in its entirety by the full Purchase Agreement which is attached as Exhibit 10.1 hereto.

The Property will be a newly constructed self storage facility that is expected to contain approximately 97,000 net rentable square feet of storage space and approximately 1,200 rental units. The purchase price for the Property is approximately $18.0 million, plus closing and acquisition costs. The Registrant expects the acquisition of the Property to close in the second quarter of 2019 after construction is complete on the self storage facility and at or about the time a certificate of occupancy has been issued for the Property. The Registrant expects to fund such acquisition with a combination of net proceeds from the Registrant’s offering, a credit facility or other financing.

Pursuant to the Purchase Agreement, the Registrant will be obligated to purchase the Property only after satisfactory completion of agreed upon closing conditions. The Registrant will decide whether to acquire the Property generally based upon:

•	the ability of the Registrant to raise sufficient net proceeds from its offering or obtain other financing;
•	satisfactory completion of due diligence on the Property and the seller of the Property;
•	the completion of construction of the self storage facility and the issuance of a certificate of occupancy for the Property;
•	approval by the board of directors of the Registrant to purchase the Property;
•	satisfaction of the conditions to the acquisition in accordance with the Purchase Agreement; and
•	no material adverse changes relating to the Property, the seller of the Property or certain economic conditions.

There can be no assurance that the Registrant will complete the acquisition of the Property. In some circumstances, if the Registrant fails to complete the acquisition, it may forfeit up to approximately $750,000 in earnest money on the Property.

Other properties may be identified in the future that the Registrant may acquire prior to or instead of the Property. Due to the considerable conditions to the consummation of the acquisition of the Property, the Registrant cannot make any assurances that the closing of the Property is probable.

Item 9.01.Financial Statements and Exhibits.

(d)      Exhibits.

10.1      Purchase Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST IV, Inc.

Date: April 19, 2018	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer